                                                                     EXHIBIT 4.4

                          REGISTRATION RIGHTS AGREEMENT

         This REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of _____________ ___, 2002, is by and between Kinder Morgan Management, LLC, a Delaware limited liability company (the "Issuer"), Kinder Morgan Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), and Kinder Morgan, Inc., a Kansas corporation (the "Holder").

                              W I T N E S S E T H:

         WHEREAS, the Holder purchased 1,487,500 shares representing limited liability company interests of the Issuer and identified in the LLC Agreement (as hereinafter defined) as listed shares ("Listed Shares") in an offering by the Issuer pursuant to a registration statement on Form S-1 (Registration No. 333-55868) under the Securities Act of 1933, as amended (the "Securities Act"), filed with the Securities and Exchange Commission (the "Commission"); and

         WHEREAS, the Exchange Provisions (the "Exchange Provisions") attached as Annex A to, and made a part of, the Issuer's Amended and Restated Limited Liability Company Agreement, dated as of May 14, 2001 (including the Exchange Provisions and the Purchase Provisions (as hereinafter defined), the "LLC Agreement"), provide that holders of Listed Shares may exchange Listed Shares with the Holder for common units ("Common Units") of the Partnership, subject to the right of the Holder to settle the exchange in cash rather than in Common Units (such provisions of the LLC Agreement being collectively referred to as the "Exchange Feature"); and

         WHEREAS, the Holder has the right and, in certain cases, the obligation to purchase all outstanding Listed Shares pursuant to the Purchase Provisions (the "Purchase Provisions") attached as Annex B to, and made a part of, the LLC Agreement; and

         WHEREAS, the Issuer may effect in the future one or more public offerings of Listed Shares (the "Offerings"); and

         WHEREAS, the parties believe it appropriate for the resale by the Holder of any Listed Shares it holds to be registered under the Securities Act, and the Issuer is agreeable to preparing, filing and maintaining the effectiveness of registration statements therefor as provided herein; and

         WHEREAS, such resale by the Holder may be deemed to involve the offer and sale of Common Units, and the Partnership is agreeable to preparing, filing and maintaining the effectiveness of registration statements therefor as provided herein.

         NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:



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                                    Section 1
                                   Definitions

         1.1 Specific Definitions. Unless the context clearly requires otherwise, the following terms shall have the meanings set forth below:

             "Agreement" has the meaning set forth in the preamble of this Agreement.

             "Commission" has the meaning set forth in the recitals of this Agreement.

             "Common Units" has the meaning set forth in the recitals of this Agreement.

             "Confidential Information" means information that the Issuer or the Partnership, as the case may be, determines, in good faith, is confidential, other than information which (i) is or becomes generally available to the public other than as a result of a disclosure by the Holder or an Inspector to which it was provided, (ii) was within the possession of the Holder or an Inspector prior to its being furnished to the Holder or an Inspector by or on behalf of the Issuer pursuant hereto, provided that the source of such information was not known by the Holder or such Inspector to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Issuer or any other party with respect to such information or (iii) becomes available to the Holder or an Inspector on a non-confidential basis from a source other than the Issuer, provided that such source is not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Issuer or any other party with respect to such information.

             "Entity" means a corporation, limited liability company, venture, partnership, trust, unincorporated organization, association or other entity.

             "Exchange Act" means the Securities Exchange Act of 1934, as amended.

             "Exchange Feature" has the meaning set forth in the recitals of this Agreement.

             "Exchange Provisions" has the meaning set forth in the recitals of this Agreement.

             "Holder" has the meaning set forth in the preamble of this Agreement.

             "Inspectors" has the meaning set forth in Section 2.2(i).

             "Issuer" has the meaning set forth in the preamble of this Agreement.

             "Listed Shares" has the meaning set forth in the recitals of this Agreement.

             "LLC Agreement" has the meaning set forth in the recitals of this Agreement.

             "Offerings" has the meaning set forth in the recitals of this Agreement.


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             "Partnership" has the meaning set forth in the preamble of this
Agreement.

             "Person" means a natural person or an Entity.

             "Records" has the meaning set forth in Section 2.2(i).

             "Registration Expenses" has the meaning set forth in Section 3.1.

             "Registration Request" has the meaning set forth in Section 2.1.

             "Resale Registration Statement" has the meaning set forth in
Section 2.2(a)(ii).

             "Section" means a section of this Agreement.

             "Securities Act" has the meaning set forth in the recitals of this Agreement.

         1.2 Rules of Construction. Unless the context otherwise clearly requires:

             (a) terms defined include the plural as well as the singular and vice versa;

             (b) references to any document, agreement, instrument or provision thereof mean such document, agreement, instrument or provision thereof as the same may be duly amended, supplemented or restated from time to time;

             (c) "including" means including without limitation;

             (d) "or" is not exclusive; and

             (e) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision.

                                    Section 2
                               Registration Rights

         2.1 Request for Resale Registration. At any time the Holder may submit to the Issuer one or more written requests (each, a "Registration Request") that the Issuer file a registration statement under the Securities Act registering the resale of the number of Listed Shares specified in such Registration Request, whereupon the Issuer shall proceed in accordance with Section 2.2.

         2.2 Provisions Relating to Registration Statements. The Issuer agrees that after a Registration Request is submitted it will:

             (a) prepare and file with the Commission as soon as practicable, but in no event later than 45 days after the Registration Request is submitted, except as provided in Section 2.4:


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                  (i) if the Issuer is not eligible to file a registration
         statement on Form S-3 under the Securities Act, a registration statement on Form S-1 under the Securities Act registering the resale of the number of Listed Shares specified in such Registration Request; provided, however, that the parties agree that the Issuer shall not be obligated under this Agreement to file more than two registration statements on Form S-1 under the Securities Act; and

                  (ii) if the Issuer is eligible to file a registration statement on Form S-3 under the Securities Act, a registration statement on Form S-3 under the Securities Act registering the resale of the number of Listed Shares specified in such Registration Request (each registration statement described in subsection (i), above, and this subsection (ii) being referred to hereinafter as a "Resale Registration Statement");

             (b) use its reasonable efforts to cause any Resale Registration Statement to become effective, including to file any amendment or supplement to the Resale Registration Statement or any prospectus or other offering document used in connection therewith to the extent necessary in order to cause such Resale Registration Statement to become effective;

             (c) for so long as any Listed Shares owned by the Holder and covered by a Resale Registration Statement remain unsold, amend or supplement such Resale Registration Statement or prospectus or other offering document used in connection therewith to the extent necessary in order to keep effective and maintain any registration, qualification or approval obtained in connection with the resale of any Listed Shares;

             (d) furnish to the Holder such number of copies as the Holder may reasonably request of each Resale Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the prospectus included in or used in connection with each Resale Registration Statement (including each preliminary prospectus, final prospectus and prospectus supplement);

             (e) promptly notify the Holder of any stop order issued or, to the knowledge of the Issuer, threatened to be issued by the Commission with respect to such Resale Registration Statement and promptly take all reasonable actions to prevent the entry of such stop order or to obtain its withdrawal if entered;

             (f) use its reasonable efforts to qualify the Listed Shares for resale under the securities, "blue sky" or similar laws of such jurisdictions (including any foreign country or any political subdivision thereof) as the Holder shall reasonably request and use its reasonable efforts to obtain all appropriate registrations, permits and consents required in connection therewith, except that the Issuer shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or subject itself to taxation or file a general consent to service of process in any such jurisdiction;

             (g) promptly inform the Holder (i) of the date on which such Resale Registration Statement or any post-effective amendment thereto becomes effective and, if applicable, of the date of filing a Rule 430A prospectus (and, in the case of any offering abroad


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

of Listed Shares, of the date when any required filing under the securities and other laws of such foreign jurisdictions shall have been made and when the offering may be commenced in accordance with such laws) and (ii) of any request by the Commission, any securities exchange, government agency, self-regulatory body or other body having jurisdiction for any amendment of or supplement to such Resale Registration Statement or preliminary prospectus or prospectus included therein or used in connection therewith or any other offering document relating to such offering;

             (h) as promptly as practicable notify the Holder of the occurrence of an event requiring the preparation of a supplement or amendment to the prospectus related to such Resale Registration Statement so that such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, notwithstanding Section 2.4, as promptly as practicable make available to the Holder any such supplement or amendment;

             (i) with reasonable promptness make available for inspection by the Holder, and any attorney, accountant or other agent retained by the Holder, and any underwriter or prospective underwriter of the Holder and any attorney or agent of any such underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Issuer (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Issuer's officers and employees to supply all information reasonably requested for such purpose by any such Inspector in connection with any Resale Registration Statement; provided, however, that the selection of any Inspector other than an officer or employee of, or attorney or accountant for, the Holder or any such underwriter shall be subject to the consent of the Issuer, which shall not be unreasonably withheld. Each Inspector that actually reviews Records supplied by the Issuer that include Confidential Information may be required by the Issuer, prior to any such review, to execute an agreement with the Issuer in customary form reasonably satisfactory to the Issuer providing that such Inspector shall not publicly disclose any Confidential Information unless such disclosure is required by applicable law or legal process. The Holder agrees that Confidential Information obtained by it as a result of such inspections shall not be used by it as the basis for any transactions in securities of the Issuer unless and until such information is made generally available to the public. The Holder further agrees that it will, upon learning that disclosure of Confidential Information supplied to the Holder or an Inspector is sought in a court of competent jurisdiction from the Holder or an Inspector, give notice to the Issuer and allow the Issuer, at its expense, to undertake appropriate action to prevent disclosure of the Confidential Information. The Holder also agrees that the due diligence investigation made by the Inspectors shall be conducted in a manner that shall not unreasonably disrupt the operations of the Issuer or the work performed by the Issuer's officers and employees; and

             (j) if the plan of distribution proposed by the Holder involves an underwritten offering, enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such offering by the Holder.



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

         2.3 Documents to be Furnished to the Holder. The Issuer shall furnish
(a) at least two business days prior to filing with the Commission, any Resale Registration Statement, any amendment or supplement to any Resale Registration Statement, any prospectus used in connection therewith and any amendment or supplement to any such prospectus, which documents will be subject to the reasonable review of the Holder, and Issuer shall not file any such documents with the Commission to which the Holder shall reasonably object until the Holder and the Issuer have in good faith resolved any of the Holder's objections; and
(b) a copy of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to the resale of the Listed Shares.

         2.4 Certain Notices by Issuer.

             (a) Upon notice to the Holder, the Issuer may delay the filing of a Resale Registration Statement otherwise required pursuant to Section 2.2 or require the Holder to suspend the use of the prospectus or any prospectus supplement related to a Resale Registration Statement, in each case for a reasonable period of time, not to exceed 90 consecutive days or 120 days in any 12-month period, if (i) the Issuer would be required to disclose information regarding the Issuer it was not otherwise then required by law to disclose publicly where such disclosure would reasonably be expected to adversely affect any material business transaction or negotiation in which the Issuer is then engaged or (ii) the Issuer is in registration with respect to an underwritten public offering of its securities and the managing underwriter for such public offering determines in good faith that the filing of a Resale Registration Statement would be materially adverse to such public offering. Any periods under this Section 2.4(a) shall be aggregated with periods under Section 2.4(b) in determining whether the periods of 90 consecutive days or 120 days in any 12-month period have been exceeded.

             (b) The Holder agrees that, upon receipt of any notice from the Issuer of the happening of any event of the kind described in Section 2.2(h) hereof, the Holder will forthwith discontinue disposition of Listed Shares pursuant to any Resale Registration Statement until the Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.2(h), and, if so directed by the Issuer, the Holder will deliver to the Issuer (at the Issuer's expense) all copies, other than permanent file copies, then in the Holder's possession, of the prospectus covering such Listed Shares current at the time of receipt of such notice. The Holder also agrees to notify the Issuer if any event relating to the Holder occurs that would require the preparation of a supplement or amendment to the prospectus so that such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         2.5 Registration by the Partnership. With respect to any Resale Registration Statement, the resale of Listed Shares by the Holder may be deemed to involve the offer and sale of Common Units, and the Partnership is agreeable to registering such offer and sale as provided herein. Therefore the Partnership agrees that with respect to any Registration Request delivered to both the Issuer and the Partnership, the Partnership will, mutatis mutandis, be bound by, and take the actions provided in, Section 2 as though it were the Issuer. Any registration statement to



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

be prepared or filed by the Partnership pursuant to this Section 2.3 shall also be a "Resale Registration Statement" for purposes of this Agreement.

         2.6 Joint Registration Statement. In connection with any Resale Registration Statement, the Issuer and the Partnership understand that the resale of Listed Shares by the Holder may require registration by the Holder of the Exchange Feature and of the purchase obligations provided in the Purchase Provisions. The parties agree that any Resale Registration Statement may be a joint registration statement of the Issuer, the Partnership and the Holder with respect to their respective securities.

                                    Section 3
                                    Expenses

         3.1 Registration Expenses. The Partnership agrees to bear and to pay or cause to be paid promptly upon request being made therefor all third party expenses incident to the Partnership's and the Issuer's performance of or compliance with this Agreement, including (a) all Commission and any NASD registration and filing fees and expenses; (b) all fees and expenses in connection with the qualification of the securities being registered for offering and sale under the state or foreign securities and blue sky laws referred to in Section 2.2(f), including reasonable fees and disbursements of counsel, in connection with such qualifications; (c) all expenses relating to the preparation, printing, distribution and reproduction of any Resale Registration Statement required to be filed hereunder, each prospectus included therein or prepared for distribution pursuant hereto, each amendment or supplement to the foregoing, the certificates representing Listed Shares and all other documents relating hereto; (d) fees, disbursements and expenses of counsel and independent certified public accountants of the Partnership or the Issuer (including the expenses of any opinions or "cold comfort" letters required by or incident to such performance and compliance); (e) fees and expenses of listing the securities being registered on all exchanges where such securities are listed; and (f) reasonable fees, disbursements and expenses of one counsel for the Holder retained in connection with any Resale Registration Statement and fees, expenses and disbursements of any other Persons, including special experts, retained by the Issuer in connection with such registration (collectively, the "Registration Expenses"). The Partnership and the Issuer shall each bear their own internal expenses, including all salaries and expenses of their officers and employees performing legal or accounting duties, subject to any other reimbursement arrangements between them. To the extent that any Registration Expenses are incurred, assumed or paid by the Holder, the Partnership shall reimburse the Holder for the full amount of the Registration Expenses so incurred, assumed or paid promptly after receipt of a documented request therefor. Notwithstanding the foregoing, the Holder shall pay all the fees and disbursements of any counsel or other advisors or experts retained by the Holder, other than the counsel and experts specifically referred to above, and any underwriting fees, discounts or commissions.

                                    Section 4
                         Representations and Warranties

         4.1 Representations and Warranties. The Issuer and the Partnership each represents and warrants to, and agrees with, the Holder that:



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             (a) Each Resale Registration Statement and any further amendment or supplement to any Resale Registration Statement, when it becomes effective or is filed with the Commission, as the case may be, will conform in all material respects to the applicable requirements of the Securities Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at all times at and subsequent to the time when such Resale Registration Statement has been declared effective under the Securities Act, other than from (i) such time as a notice has been given to the Holder pursuant to Section 2.2(h) until (ii) such time as the Issuer or the Partnership, as the case may be, furnishes an amended or supplemented prospectus pursuant to Section 2.2(h) or such time as the Issuer or the Partnership, as the case may be, provides notice that offers and sales pursuant to such Resale Registration Statement may continue, each prospectus (including any preliminary or summary prospectus) contained in or prepared in connection with any Resale Registration Statement, and each prospectus (including any summary prospectus) furnished pursuant to Section 2.2(d), as then amended or supplemented, will conform in all material respects to the applicable requirements of the Securities Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Issuer or the Partnership, as the case may be, by or on behalf of the Holder expressly for use therein in any such Resale Registration Statement or prospectus.

             (b) Any documents of the Issuer or the Partnership, as the case may be, incorporated by reference in any prospectus referred to in this Agreement, when they become or became effective or are or were filed with the Commission, as the case may be, will conform or conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents will contain or contained an untrue statement of a material fact or will omit or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Issuer or the Partnership, as the case may be, by the Holder expressly for use therein.

             (c) The compliance by the Issuer or the Partnership, as the case may be, with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not contravene any provision of applicable law or the LLC Agreement or the agreement of limited partnership of the Partnership, or any order, rule, regulation or decree of any court or governmental agency or authority located in the United States having jurisdiction over the Issuer or the Partnership, as the case may be, or any of its subsidiaries or any property of the Issuer or the Partnership, as the case may be, or any of its subsidiaries; and no consent, authorization or order of, or filing or registration with, any court or governmental agency or authority is required for the consummation by the Issuer or the Partnership, as the case may be, of the transactions contemplated by this Agreement, except the registration under the Securities


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Act contemplated hereby, and such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or blue sky laws.

             (d) This Agreement has been duly authorized, executed and delivered by the Issuer or the Partnership, as the case may be.

                                    Section 5
                        Indemnification and Contributions

         5.1 (a) The Issuer and the Partnership, jointly and severally, will indemnify and hold harmless the Holder against any losses, claims, damages or liabilities, joint or several, to which the Holder may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any Resale Registration Statement or any prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Holder for any legal or other expenses reasonably incurred by the Holder in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Issuer and the Partnership shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, any Resale Registration Statement or any prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Issuer or the Partnership by the Holder expressly for use therein.

             (b) The Holder will indemnify and hold harmless the Issuer and the Partnership against any losses, claims, damages or liabilities, joint or several, to which the Issuer or the Partnership may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any Resale Registration Statement or any prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any preliminary prospectus, any Resale Registration Statement or any prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Issuer or the Partnership by the Holder expressly for use therein; and will reimburse the Issuer or the Partnership, as the case may be, for any legal or other expenses reasonably incurred by the Issuer or the Partnership, as the case may be, in connection with investigating or defending any such action or claim as such expenses are incurred.

             (c) Promptly after receipt by a party indemnified under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party otherwise than under such subsection and shall not relieve the indemnifying party from any liability that it may have to any indemnified party under this Agreement unless such failure to give notice actually prejudices the indemnifying party's ability to defend the claim. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

             (d) If the indemnification provided for in this Section 5 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Partnership, on one hand, and the Holder, on the other hand, from the transactions contemplated by this Agreement and the earlier issuances by the Issuer of Listed Shares and by the Partnership of i-units. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above and such failure actually prejudiced the indemnifying party's ability to defend the claim, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer and the Partnership, on one hand, and the Holder in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the Partnership, on the one hand, and the Holder, on the other, from the transactions contemplated by this Agreement and such earlier sales shall be deemed to be in the same proportion as the total net proceeds (before deducting expenses) received by the Issuer from all issuances and sales of Listed Shares and by the Partnership from all related issuances and sales of i-units to the Issuer bear to the difference between the sum of the total net proceeds (before deducting expenses) to the Holder from the sale pursuant to such Resale Registration Statement of Listed Shares less an amount per Listed Share so sold equal to the weighted average of the market value on the date of surrender of all Listed Shares surrendered to the Holder pursuant to the Exchange Feature and the cash purchase price paid by the Holder to the Issuer for any direct purchases of Listed Shares. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer, the Partnership or the Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuer, the Partnership and the Holder agree that it would not be just or equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection
(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

             (e) The obligations of the Issuer and the Partnership under this
Section 5 shall be in addition to any liability that the Issuer or the Partnership may otherwise have and shall extend, upon the same terms and conditions, to each Person, if any, who controls the Holder within the meaning of the Securities Act; and the obligations of the Holder under this Section 5 shall be in addition to any liability that the Holder may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Issuer, the general partner of the Partnership or its delegate (including any Person who, with his or her consent, is named in any Resale Registration Statement as about to become a director of the Issuer, the general partner of the Partnership or its delegate) and to each Person, if any, who controls the Issuer or the Partnership within the meaning of the Act. As between the Issuer and the Partnership only, any agreement that provides for a different allocation of any obligations arising pursuant to this Section 5 will be given effect; but no such agreement will change the obligations each may have to third parties under this Agreement.

                                    Section 6
                                  Miscellaneous

         6.1 Provision of Information. The Holder shall complete and execute, and shall cause its directors, officers, employees and agents to complete and execute, all such questionnaires and other documents as the Issuer or the Partnership shall reasonably request in connection with any registration of the resale of Listed Shares pursuant to this Agreement.

         6.2 Injunctions. Irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specified terms or were otherwise breached. Therefore, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms of provisions hereof in any court having jurisdiction, such remedy being in addition to any other remedy to which they may be entitled at law or in equity.

         6.3 Severability. If any term or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms and provisions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term or provision.

         6.4 Further Assurances. Subject to the specific terms of this Agreement, the Holder, the Issuer and the Partnership shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

         6.5 Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the transactions contemplated hereby and supersedes all agreements and understandings entered into with respect thereto prior to the execution hereof.

         6.6 Amendment. This Agreement may be amended only by an agreement in writing signed by each of the parties hereto.

         6.7 Counterparts. For the convenience of the parties hereto, any number of counterparts of this Agreement may be executed by the parties hereto, but all such counterparts shall be deemed one and the same instrument.

         6.8 Notices. All notices, consents, requests (including Registration Requests), demands and other communications hereunder shall be in writing and shall be given by hand or by mail (return receipt requested) or sent by overnight delivery service, cable, telegram or facsimile transmission to the parties at the following addresses or at such other address as shall be specified by the parties by like notice.

             (a)      if to the Issuer, to:

                      Kinder Morgan Management, LLC
                      500 Dallas Street, Suite 1000
                      Houston, Texas  77002
                      Attention:  General Counsel

             (b)      if to the Partnership, to:

                      Kinder Morgan Energy Partners, L.P.
                      c/o Kinder Morgan Management, LLC,
                      the delegate of its General Partner
                      500 Dallas Street, Suite 1000
                      Houston, Texas  77002
                      Attention:  General Counsel

             (c)      if to the Holder, to:

                      Kinder Morgan, Inc.
                      500 Dallas Street, Suite 1000
                      Houston, Texas  77002
                      Attention:  General Counsel

Notice so given shall, in the case of notice so given by mail, be deemed to be given and received on the third business day after posting, in the case of notice so given by overnight delivery service, on the day after notice is deposited with such service, and in the case of notice so given by cable, telegram, facsimile transmission or, as the case may be, personal delivery, on the date of actual delivery.

         6.9 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO ANY CHOICE OF LAW PRINCIPLES WHICH MIGHT REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

         6.10 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by and against the successors and permitted assigns of the parties hereto. Except (a) with the consent of the other parties, (b) for assignments by the Holder to any of its affiliates, or
(c) as otherwise provided herein, the parties may not assign their rights or obligations under this Agreement. Any attempted assignment or delegation prohibited hereby shall be void.

         6.11 Parties in Interest. Except as otherwise specifically provided herein, nothing in this Agreement expressed or implied is in tended or shall be construed to confer any right or benefit upon any Person, firm or corporation other than the Holder, the Partnership and the Issuer and their respective successors and permitted assigns.


                          (The signature page follows.)

         IN WITNESS WHEREOF, each of the Holder, the Partnership and the Issuer has caused this Agreement to be duly executed as of the date first above written.


                                        Kinder Morgan, Inc.


                                        By:
                                          --------------------------------------
                                        Name:
                                            ------------------------------------
                                        Title:
                                              ----------------------------------


                                        Kinder Morgan Energy Partners, L.P.

                                              By: Kinder Morgan G.P., Inc.,
                                                   its General Partner

                                              By: Kinder Morgan Management, LLC,
                                                   its delegate


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                        Kinder Morgan Management, LLC


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------





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